Exhibit 99.1

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Capstead Mortgage Corporation
8401 N. Central Expressway, Suite 800
Dallas, TX 75225

Attention: Board of Directors

RE: Joint Proxy Statement / Prospectus, which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of Benefit Street Partners Realty Trust, Inc. (“BSPRT”), relating to the proposed transaction between BSPRT and Capstead Mortgage Corporation (“Capstead”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated July 25, 2021 to the Board of Directors of Capstead as Annex B to the Joint Proxy Statement / Prospectus included in the Registration Statement (the “Joint Proxy Statement / Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement / Prospectus under the headings “Summary—Opinion of Capstead’s Financial Advisor, Credit Suisse Securities (USA) LLC,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the Capstead Board and Its Reasons for the Merger,” “The Merger—Opinion of Capstead’s Financial Advisor, Credit Suisse Securities (USA) LLC,” and “The Merger—Certain Capstead Unaudited Prospective Financial Information.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated: August 19, 2021
/s/ Credit Suisse Securities (USA) LLC
Credit Suisse Securities (USA) LLC